UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2008

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Yahalom Tower, 3a Jabotinsky St., Ramat Gan, Israel	52520

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-9-9602049

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Agreement

On July 18, 2008 Israel Growth Partners Acquisition Corp. (“IGPAC”) terminated its Agreement and Plan of Merger dated March 6, 2008 as amended with Negevtech Ltd. (“Negevtech”) and Negevtech Acquisition Subsidiary Corp (the “Merger Agreement”). The termination resulted from the inability of IGPAC to hold a special meeting of IGPAC stockholders to consider the Merger Agreement and the merger with Negevtech set forth therein. The IGPAC board of directors is commencing steps for the distribution of the proceeds of IGPAC’s trust fund to the holders of its shares of Class B common stock and is evaluating alternatives that may be in the best interests of the IGPAC stockholders, including the potential liquidation and dissolution of IGPAC.

Item 8.01	Other Events

On July 18, 2008 IGPAC terminated its Merger Agreement with Negevtech and Negevtech Acquisition Subsidiary Corp. The termination resulted from the inability of IGPAC to hold a special meeting of IGPAC stockholders to consider the Merger Agreement and the merger with Negevtech set forth therein. The IGPAC board of directors is commencing steps for the distribution of the proceeds of IGPAC’s trust fund to the holders of its shares of Class B common stock and is evaluating alternatives that may be in the best interests of the IGPAC stockholders, including the potential liquidation and dissolution of IGPAC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2008	ISRAEL GROWTH PARTNERS ACQUISITION CORP. By: /s/ Carmel Vernia —————————————— Carmel Vernia Chief Executive Officer